UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ABVC BIOPHARMA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

ABVC BIOPHARMA, INC.
44370 Old Warm Springs Blvd., Fremont, CA 94538

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To the Stockholders of ABVC BioPharma, Inc.:

You are cordially invited to attend a special stockholder meeting of ABVC BioPharma, Inc. (the “Company” or “ABVC”) to be held on October 28, 2026 at 10:00 a.m. Eastern Time, as a virtual electronic meeting using a Zoom video webinar (the “Meeting”). The Meeting will be held virtually via the Internet only with no physical in-person meeting excluding the Board of Directors (the “Board”). Technology will be incorporated into the Meeting to increase efficiency and provide for stockholder participation. In addition to on-line attendance, stockholders can hear all portions of the Meeting, submit written questions during the Meeting and listen to live responses to stockholder questions.

To attend the virtual Meeting, go to the Zoom link below:

https://us05web.zoom.us/j/83623299065?pwd=Io3Ww4A8zZPnqaAL62kGsBqYJeXxBb.1

Meeting ID: 836 2329 9065
Passcode: 2XK45A

After you register with your name and email address, so that we can log attendees, you will be taken into the waiting room until the meeting begins.

This proxy statement (“Proxy Statement”) is furnished in connection with the solicitation of proxies by the Board (the “Board”) of ABVC BioPharma, Inc. (the “Company”) for use at the Meeting and at all adjournments and postponements thereof. The Meeting will be held on October 28, 2026, at 10:00 a.m. Eastern Time, to consider and vote upon the following proposals:

1.	A proposal to approve the Company’s 2026 Equity Incentive Plan (the “Incentive Plan Proposal”).

2.	A proposal to ratify certain equity awards granted since February 16, 2026 (the “Ratification Proposal”).

3.	A proposal to authorize, for purposes of complying with Nasdaq Listing Rules 5635 (a), 5635(b) and 5635(d) (collectively, the “Rules”), the potential issuance of shares of our common stock, $0.001 par value per share (the “Common Stock”) or securities exchangeable for shares of Common Stock, as consideration for the acquisition of certain parcels of land located in Taoyuan and certain real property located in Hualien, Taiwan (collectively, the “Properties”); specifically, the right to issue up to 1,600,653 shares of Common Stock at a price not less than $1.00 per share (the “Securities Issuance Proposal”).

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 1, 2 AND 3.

Holders of record of the Company’s Common Stock at the close of business on September 14, 2026 (the “Record Date”) will be entitled to notice of, and to vote at, this Meeting and any adjournment or postponement thereof. Each share of Common Stock entitles the holder thereof to one vote.

Your vote is important, regardless of the number of shares you own. Due to the virtual nature of the Meeting, you are urged to vote in favor of each of the proposals by so indicating on the enclosed Proxy and by signing and returning the enclosed Proxy as promptly as possible, before 11:59 p.m. Eastern Time on October 27, 2026, whether or not you plan to attend the Meeting virtually. The enclosed Proxy is solicited by the Company’s Board. Any stockholder giving a Proxy may revoke it prior to the time it is voted by notifying the Secretary, in writing, to that effect, by filing with him/her a later dated Proxy. You will not be able to vote at the Meeting; therefore, it is strongly recommended that you complete the enclosed proxy card before 11:59 p.m. Eastern Time on October 27, 2026, to ensure that your shares will be represented at this Meeting.

A complete list of Stockholders of record entitled to vote at this Meeting will be available for ten days before this Meeting at the principal executive office of the Company for inspection by Stockholders during ordinary business hours for any purpose germane to this Meeting.

Whether or not you plan to attend the special meeting, we urge you to read this notice carefully and to vote your shares. Your vote is very important. If you are a registered stockholder, please vote your shares as soon as possible by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the special meeting. If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted FOR each of the proposals being considered at the special meeting.

I want to thank all of our stockholders as we look forward to what we believe will be an exciting future for our business.

We strongly encourage you to vote by proxy as described in the Proxy Statement so that your vote can be counted.

This notice and the enclosed proxy statement are first being mailed to Stockholders on or about September 28, 2026.

You are urged to review carefully the information contained in the enclosed proxy statement prior to deciding how to vote your shares.

By Order of the Board,

/s/ Uttam Patil
Uttam Patil
Chief Executive Officer
September 28, 2026

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED “FOR” EACH OF THE PROPOSALS.

Important Notice Regarding the Availability of Proxy Materials
for the Special Stockholder Meeting to Be Held at 10:00 a.m. Eastern Time on
October 28, 2026

The Notice of Special Meeting and proxy statement are available at www.proxyvote.com.

i

ABVC BioPharma, Inc.
PROXY STATEMENT

2026 SPECIAL MEETING OF STOCKHOLDERS

to be held on October 28, 2026, at 10:00 a.m. Eastern Time

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS

Why am I receiving this proxy statement?

This notice provides some details about the proposals on which our Board would like you, as a stockholder, to vote at the Meeting, which will take place at 10:00 a.m. Eastern Time, on October 28, 2026, via the Zoom link below. The Meeting will be held virtually via the Internet only with no physical in-person meeting except the Board. In addition to on-line attendance, stockholders can hear all portions of the Meeting, submit written questions during the Meeting and listen to live responses to stockholder questions.

To attend the virtual Meeting via Zoom, go to the link below:

https://us05web.zoom.us/j/83623299065?pwd=Io3Ww4A8zZPnqaAL62kGsBqYJeXxBb.1

Meeting ID: 836 2329 9065
Passcode: 2XK45A

After you register with your name and email address, so that we can log attendees, you will be taken into the waiting room until the meeting begins.

We recommend you log in at least 15 minutes before the Meeting to ensure you are logged in when the meeting starts.

Stockholders are being asked to consider and vote upon proposals to (i) approve the Company’s 2026 Equity Incentive Plan (the “2026 Plan”), (ii) ratify certain equity awards that were previously granted (the “Current Awards”) and (iii) authorize, for purposes of complying with the Rules, the issuance of shares of Common Stock to acquire certain properties.

This proxy statement also gives you information on the proposals so that you can make an informed decision. You should read it carefully. Your vote is important. You are encouraged to submit your proxy card as soon as possible after carefully reviewing this proxy statement.

In this proxy statement, we refer to ABVC BioPharma, Inc. as “ABVC,” the “Company”, “we”, “us” or “our.”

Who can vote at this Meeting?

Stockholders who owned shares of Common Stock on September 14, 2026 (the “Record Date”), may attend and vote at this Meeting. There were 26,694,476 shares of Common Stock outstanding on the Record Date. All shares of Common Stock shall have one vote per share.

What is the proxy card?

The card enables you to appoint Uttam Patil as your representative at this Meeting. By completing and returning the proxy card, you are authorizing these persons to vote your shares at this Meeting in accordance with your instructions on the proxy card. This way, your shares will be voted whether or not you attend this Meeting. Even if you plan to attend this Meeting, it is strongly recommended to complete and return your proxy card before 11:59 p.m. Eastern Time on October 27, 2026, in case your plans change. If a proposal comes up for vote at this Meeting that is not on the proxy card, the proxies will vote your shares, under your proxy, according to their best judgment.

How does the Board recommend that I vote?

Our Board unanimously recommends that stockholders vote “FOR” each of the proposals.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Certain of our Stockholders hold their shares in an account at a brokerage firm, bank, or other nominee holder, rather than holding share certificates in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record/Registered Stockholders

If, on the Record Date, your shares were registered directly in your name with our transfer agent, Vstock Transfer, you are a “Stockholder of record”, and we are sending these proxy materials directly to you. As the Stockholder of record, you have the right to direct the voting of your shares by returning the enclosed proxy card to us. Whether or not you plan to attend the Meeting, please complete, date, and sign the enclosed proxy card to ensure that your vote is counted.

Beneficial Owner

If, on the Record Date, your shares were held in an account at a brokerage firm or at a bank or other nominee holder, you are considered the beneficial owner of shares held “in street name,” and these proxy materials are being forwarded to you by your broker or nominee who is considered the Stockholder of record for purposes of voting at the Meeting. As the beneficial owner, you have the right to direct your broker on how to vote your shares and to attend the Meeting. However, since you are not the Stockholder of record, you may not vote these shares in person unless you receive a valid proxy from your brokerage firm, bank, or other nominee holder. To obtain a valid proxy, you must make a special request of your brokerage firm, bank, or other nominee holder. If you do not make this request, you can still vote by using the voting instruction card enclosed with this proxy statement.

How do I vote?

If you were a stockholder of record of the Common Stock on the Record Date, you may vote in any of the methods described below. Each share of Common Stock entitles the holder thereof to one vote on the applicable proposals.

You may vote in one of three ways:

●	Over the Internet

If your shares are registered in your name: Vote your shares over the Internet by accessing the proxy online voting website at: www.proxyvote.com and following the on-screen instructions. You will need the control numbers that appear on your proxy card when you access the web page.

If your shares are held in the name of a broker, bank, or other nominee: Vote your shares over the Internet by following the voting instructions that you receive from such broker, bank or other nominee.

●	By Telephone

If your shares are registered in your name: Vote your shares over the telephone by accessing the telephone voting system toll-free at 1-800-690-6903 in the United States and from foreign countries using any touch-tone telephone and following the telephone voting instructions. The telephone instructions will lead you through the voting process. You will need the Company number, account and control numbers that appear on your proxy card.

●	By Mail

Vote by signing and dating the proxy card(s) and returning the card(s) in the prepaid envelope.

If we receive your proxy card prior to this Meeting and if you mark your voting instructions on the proxy card, your shares will be voted:

i.	as you instruct; and

ii.	according to the best judgment of the appointed Proxy if a proposal comes up for a vote at this Meeting that is not on the proxy card.

If you return a signed card, but do not provide voting instructions, your shares will be voted FOR each of the proposals included in this Proxy Statement and according to the best judgment of Uttam Patil if a proposal comes up for a vote at the Meeting that is not on the proxy card.

If I plan on attending the Meeting, should I return my proxy card?

Yes. Whether or not you plan to attend the Meeting, after carefully reading and considering the information contained in this proxy statement, please complete, and sign your proxy card. Then return the proxy card in the pre-addressed, postage-paid envelope provided herewith as soon as possible, but prior to 11:59 p.m. Eastern Time on October 27, 2026, so your shares may be represented at the Meeting. There will not be any voting at the Meeting.

May I change my mind after I return my proxy?

Yes. You may revoke your proxy and change your vote at any time before the polls close at this Meeting. You may do this by:

●	sending a written notice to the Secretary of the Company at the Company’s executive offices stating that you would like to revoke your proxy of a particular date; or

●	signing another proxy card with a later date and returning it to the Secretary before the polls close at this Meeting.

What does it mean if I receive more than one proxy card?

You may have multiple accounts at the transfer agent and/or with brokerage firms. Please sign and return all proxy cards to ensure that all of your shares are voted.

What happens if I do not indicate how to vote my proxy?

Signed and dated proxies received by the Company without an indication of how the Stockholder desires to vote on a proposal will be voted in favor of each proposal presented to the Stockholders.

Will my shares be voted if I do not sign and return my proxy card?

If you do not sign and return your proxy card, your shares will not be voted.

How many votes are required to approve the Incentive Plan Proposal?

The Incentive Plan Proposal shall be approved if it receives the affirmative vote of a majority of the votes cast at the meeting, whether in person or by proxy.

How many votes are required to approve the Ratification Proposal?

The Ratification Proposal shall be approved if it receives the affirmative vote of a majority of the votes cast at the meeting, whether in person or by proxy.

How many votes are required to approve the Securities Issuance Proposal?

The Securities Issuance Proposal shall be approved if it receives the affirmative vote of a majority of the votes cast at the meeting, whether in person or by proxy.

Is my vote kept confidential?

Proxies, ballots and voting tabulations identifying Stockholders are kept confidential and will not be disclosed, except as may be necessary to meet legal requirements.

Where do I find the voting results of this Meeting?

We will announce voting results at this Meeting and also file a Current Report on Form 8-K with the Securities and Exchange Commission (the “SEC”) reporting the voting results.

Who can help answer my questions?

You can contact Yvonne Chen at info@ambrivis.com or by sending a letter to the offices of the Company at 44370 Old Warm Springs Blvd., Fremont, CA 94538 with any questions about proposals described in this proxy statement or how to execute your vote.

WHERE CAN I GET A COPY OF THE PROXY MATERIALS?

Copies of the proxy card and the Notice and this Proxy Statement are available on our Company’s website at http://www.abvcpharma.com. The contents of that website are not a part of this Proxy Statement.

THE SPECIAL MEETING

General

We are furnishing this proxy statement to you, as a stockholder of ABVC BioPharma, Inc., as part of the solicitation of proxies by our Board for use at the Meeting to be held on October 28, 2026, and any adjournment or postponement thereof. This proxy statement is first being furnished to Stockholders on or about September 28, 2026. This proxy statement provides you with information you need to know to be able to vote.

Date, Time and Place of the Meeting

The Meeting will be held virtually on October 28, 2026, at 10:00 a.m. Eastern Time, or such other date, time, and place to which the Meeting may be adjourned or postponed.

Purpose of the Meeting

At the Meeting, the Company will ask Stockholders to consider and vote upon the following proposals:

1.	A proposal to approve the Company’s 2026 Equity Incentive Plan (the “Incentive Plan Proposal”).

2.	A proposal to ratify certain equity awards granted since February 16, 2026 (the “Ratification Proposal”).

3.	A proposal to authorize, for purposes of complying with Nasdaq Listing Rules 5635 (a), 5635(b) and 5635(d) (collectively, the “Rules”), the potential issuance of shares of our common stock, $0.001 par value per share (the “Common Stock”) or securities exchangeable for shares of Common Stock, as consideration for the acquisition of certain parcels of land located in Taoyuan and certain real property located in Hualien, Taiwan; specifically, the right to issue up to 1,600,653 shares of Common Stock at a price not less than $1.00 per share (the “Securities Issuance Proposal”).

Record Date and Voting Power

Our Board fixed the close of business on September 14, 2026, as the record date for the determination of the outstanding shares of Common Stock entitled to notice of, and to vote on, the matters presented at this Meeting. As of the Record Date, there were 26,694,476 shares of Common Stock outstanding. Each share of Common Stock entitles the holder thereof to one vote. Accordingly, a total of 26,694,476 votes may be cast at this Meeting.

Quorum and Required Vote

A quorum of Stockholders is necessary to hold a valid meeting. The presence, in person, by remote communication, if applicable, or by proxy duly authorized, of the holders of at least 33.3% of the votes entitled to be cast on the matter shall constitute a quorum for the transaction of business. Abstentions and broker non-votes (i.e. shares held by brokers on behalf of their customers, which may not be voted on certain matters because the brokers have not received specific voting instructions from their customers with respect to such matters) will be counted solely for the purpose of determining whether a quorum is present at the Meeting.

The Incentive Plan Proposal, the Ratification Proposal and the Securities Issuance Proposal will each be approved if the applicable proposal receives the affirmative vote of a majority of the votes cast at the meeting, whether in person or by proxy. Abstentions and broker non-votes will have no effect on the outcome of any of the proposals.

Revocability of Proxies

Any proxy may be revoked by the stockholder of record giving it at any time before it is voted. A proxy may be revoked by sending to our secretary, at ABVC BioPharma, Inc., 44370 Old Warm Springs Blvd., Fremont, CA 94538, USA, either (i) a written notice of revocation bearing a date later than the date of such proxy or (ii) a subsequent proxy relating to the same shares.

If the shares are held by the broker or bank as a nominee or agent, the beneficial owners should follow the instructions provided by their broker or bank.

Proxy Solicitation Costs

The cost of preparing, assembling, printing, and mailing this proxy statement and the accompanying form of proxy, and the cost of soliciting proxies relating to this Meeting, will be borne by the Company. If any additional solicitation of the holders of our outstanding shares of Common Stock is deemed necessary, we (through our directors and officers) anticipate making such solicitation directly. The solicitation of proxies by mail may be supplemented by telephone, telegram and personal solicitation by officers, directors, and other employees of the Company, but no additional compensation will be paid to such individuals.

No Right of Appraisal

Under Nevada law, the Company’s stockholders are not entitled to appraisal rights in connection with any of the proposals to be acted upon at the Meeting.

Who Can Answer Your Questions about Voting Your Shares

You can contact Yvonne Chen at info@ambrivis.com or by sending a letter to the offices of the Company at 44370 Old Warm Springs Blvd., Fremont, CA 94538, USA, with any questions about proposals described in this proxy statement or how to execute your vote.

Principal Offices

The principal executive offices of our Company are located at 44370 Old Warm Springs Blvd., Fremont, CA 94538. The Company’s telephone number at such address is 510-668-0881.

PROPOSAL NO. 1 - TO APPROVE THE COMPANY’S 2026 EQUITY INCENTIVE PLAN

Purpose

The purposes of Company’s 2026 Equity Incentive Plan (the “2026 Plan”) are to encourage selected employees, directors and consultants of the Company and its affiliates to acquire a proprietary interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company’s future success and prosperity, thus enhancing the value of the Company for the benefit of its stockholders, and to enhance the ability of the Company and its affiliates to attract and retain exceptionally qualified individuals upon whom, in large measure, the sustained progress, growth and profitability of the Company depend. The 2026 Plan is intended to replace the Company’s current Amended and Restated 2016 Equity Incentive Plan (as amended, the “2016 Plan”), which by its terms, terminated on February 16, 2026. The 2016 Plan was amended on September 12, 2020 and April 16, 2024. The Board believes that adoption of the 2026 Plan is in the best interests of the Company and its stockholders.

Overview

The 2026 Plan is substantially similar to the terms and conditions of the 2016 Plan. The most significant difference is that the 2026 Plan includes a clearer formula to determine the aggregate number of shares reserved for issuance (the “Award Pool”) under the 2026 Plan. Under the 2016 Plan, as per the 2024 amendment, the Award Pool consisted of (i) 2,808,979 shares and (ii) as of January 1 of each year, commencing with the year 2026 and ending with the year that the additional number of shares equals 15% of the number of shares of common stock issued and outstanding as of the December 31 of the previous year, the aggregate number of shares available for granting Awards under the 2016 Plan was to automatically increase by a number of shares equal to 5% of the total number of shares issued and outstanding on the immediately preceding December 31 (the “Evergreen Provision”). In 2026, although the 2016 Plan was about to terminate, the stockholders approved another amendment that permitted a one-time increase in the number of shares in the Award Pool by such number of shares as was necessary so that, immediately following such increase, the aggregate number of shares in the Award Pool would equal fifteen percent (15%) of the Company’s issued and outstanding shares of Common Stock as of the date that the stockholders approved the increase (the “2026 Amendment”); the Evergreen Provision was to remain in effect and operate independently commencing January 1, 2027. To clarify, the fifteen percent (15%) increase was a one-time adjustment applicable solely to 2026, and following such adjustment, the number of shares in the Award Pool would have only been subject to the 5% annual Evergreen Provision. Considering stockholder approval of the 2026 Amendment, the Company believes the 2016 Plan was similarly extended to allow for issuances up the amount of the one-time increase.

Under the 2026 Plan, the Award Pool shall be equal to (i) 1,169,201 shares, which is the number of shares remaining available for issuance under the 2016 Plan immediately prior to its termination, plus fifteen percent (15%) of the number of shares of Common Stock issued and outstanding on the date of the Meeting and (ii) as of January 1 of each year, commencing with the year 2027 and ending on the last year the 2026 Plan is effective, an additional number of shares equal to 5% of the total number of shares of Common Stock issued and outstanding on the immediately preceding December 31, shall be automatically added to the then number of shares in the Award Pool (the “2026 Evergreen Provision”), thereby increasing the size of the Award Pool to such total. For the avoidance of doubt, on each January 1, the number of shares equal to the 2026 Evergreen Provision shall be added to the number of shares of Common Stock then available for issuance pursuant to the 2026 Plan. For illustrative purposes only, (i) if 26,694,476 shares are outstanding as of the Meeting date, there would be 5,173,372 shares in the Award Pool and (ii) if 1,000,000 shares are in the Award Pool on December 31, 2026, and there are 26,000,000 shares of Common Stock outstanding on such date, there will be 2,300,000 (1,000,000 plus 1,300,000) shares in the Award Pool as of January 1, 2027.

The 2026 Plan authorizes the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalents and other stock-based awards to eligible employees, directors and consultants.

The full text of the 2026 Plan is attached to this Proxy Statement as Annex B and is incorporated herein by reference.

Vote Required

Proposal No. 1 will be approved if it receives the affirmative vote of a majority of the votes cast at the meeting, whether in person or by proxy.

Recommendation of the Board

The Board unanimously recommends that you vote all of your shares “FOR” the Incentive Plan Proposal described in this Proposal No. 1.

PROPOSAL NO. 2 - TO RATIFY CERTAIN EQUITY AWARDS GRANTED SINCE FEBRUARY 16, 2026

Purpose

The Board is requesting stockholder ratification of certain equity awards granted between February 16, 2026 and September 11, 2026 (the “Current Awards”). These awards were granted in anticipation of the 2026 Amendment and future stockholder approval of the 2026 Plan. The Board believes that ratification of the Current Awards is in the best interests of the Company and its stockholders.

Background

The 2016 Plan had a termination date of February 16, 2026. The Board obtained stockholder approval of the 2026 Amendment because it remained important for the Company to continue providing equity-based incentives to employees, directors and consultants, while the Company worked on the 2026 Plan. Since the stockholders approved the 2026 Amendment, which as stated above in Proposal 1, the Company believes extended the 2016 Plan to allow for issuances up the amount of the one-time increase, the Board approved the grant of the Current Awards. The Current Awards consist of an aggregate of 600,000 shares of Common Stock granted to two advisors, due to the issuance of 50,000 shares per advisor per month for six months.

If Proposal No. 1 is approved, the Current Awards will be governed by the terms and conditions of the 2026 Plan. Approval of this Proposal No. 2 will ratify the Current Awards and permit them to remain outstanding in accordance with their respective terms.

Although the Company believes that the 2026 Amendment effectively provided stockholder approval of the Current Awards, the Board believes that separate stockholder ratification of the Current Awards is in the best interests of the Company and its stockholders to preserve the equity awards granted after the technical termination of the 2016 Plan, maintain continuity in the Company’s long-term equity compensation program pending stockholder approval of the 2026 Plan, further align the interests of employees, directors and consultants with those of the Company’s stockholders, support the Company’s ability to attract and retain qualified personnel, and confirm the effectiveness of the Current Awards upon stockholder approval.

Vote Required

Proposal No. 2 will be approved if it receives the affirmative vote of a majority of the votes cast at the meeting, whether in person or by proxy.

Recommendation of the Board

The Board unanimously recommends that you vote all of your shares “FOR” the Ratification Proposal described in this Proposal No. 2.

PROPOSAL NO. 3 - APPROVAL OF ISSUANCE OF SECURITIES AS
CONSIDERATION FOR PROPOSED LAND ACQUISITIONS

Purpose

As more fully described below, we are submitting this proposal to you in order to obtain stockholder authorization under Nasdaq Listing Rule 5635 if we elect to issue shares of Common Stock, including approval (i) if the issuance of shares is deemed in connection with the acquisition of another company’s stock or assets requiring stockholder approval under Nasdaq Listing Rule 5635(a); (ii) if the issuance of the shares constitutes a change of control within the meaning of Nasdaq Listing Rule 5635(b); and (iii) if the Shares issued or represent 20% or more of our outstanding common stock in a manner requiring stockholder approval under Nasdaq Listing Rule 5635(d), in connection with the proposed acquisition of certain parcels of land located in Taoyuan and certain real property located in Hualien, Taiwan, to the extent stockholder approval is required under the Nasdaq Listing Rules.

Background

The Company has been working to acquire certain parcels of non-agricultural land located in Taoyuan (collectively, the “Taoyuan Lands”) and certain real property located in Hualien, Taiwan (“Hualien Property,” together with the Taoyuan Lands, the “Properties”), for the development of health-related business operations. The aggregate purchase price and exact number of shares to be issued in consideration for the Properties have not yet been finalized and remain subject to negotiation with the seller. However, the parties have determined that the consideration will consist solely of shares of Common Stock at price of no less than $1.00 per share, with no cash consideration to be paid. The actual number of shares to be issued will be determined based on the final negotiated purchase price. No definitive purchase agreement has been executed as of the date hereof. Completing a transaction will be subject to completion or satisfaction of applicable legal, accounting and tax review, negotiation, Taiwan governmental filings, registration, permit, consent or approval requirements, and of course, definitive agreements. We refer to the potential acquisition of the Properties as the “Acquisition” herein.

The Company believes that if this proposal is approved and the Company acquires the Properties, it would provide the Company with direct ownership and control over the real estate assets in Taiwan that could support its Taiwan-based business operations and future operational requirements. In particular, the Hualien Property may be used to support administrative, commercial and other business-support activities, while the Taoyuan Lands may provide flexibility for future health-related, operational or other corporate uses, in each case subject to applicable laws, zoning restrictions and governmental approvals. Ownership of the Properties is expected to provide the Company with greater long-term flexibility with respect to the use and potential development of such properties as compared to relying solely on leased or third-party facilities, while also adding tangible real estate assets to the Company’s asset base. The Company has not approved any definitive development or construction plan for the Properties, and any future use or development thereof will depend on the Company’s business and operational requirements, as well as applicable zoning, regulatory, governmental, financing and other considerations. The Board maintains the right to use the Properties in any way it deems best for the Company and its shareholders, as permitted under relevant laws.

Ms. Shuling Jiang, a member of the Company’s Board, whose address is No. 7, Lane 120, Ruiguang Road, Neihu District, Taipei City 114, Taiwan (R.O.C.), is the current title holder and proposed seller of the Properties (the “Seller” or “Ms. Jiang”). Accordingly, this is a related-party transaction and the Company shall process it in accordance with the Company’s related-party transaction policies and applicable Nasdaq corporate governance requirements, including review and approval by the Audit Committee.

The Properties consist of three real estate assets in Taiwan: (a) the two Taoyuan Lands, consisting of (i) Fulin Section Parcel No. 795 in Longtan District, Taoyuan City, measuring 79.96 square meters and (ii) Fulin Section Parcel No. 810 in Longtan District, Taoyuan City, measuring 59.54 square meters; and (b) the Hualien Property, which consists of a first-floor commercial real estate unit located at No. 3, Lane 43, Zhongxing Road, Hualien City, together with its associated interest in Minxiang Section Parcel No. 1206 and one B1 ramp-style parking space.

The Company has obtained two independent appraisal reports from Zhan-Mao Real Estate Appraisers Firm (Case No. 26ZMTA0260 and Case No. 26ZMTA0261) (“ZMRE”) dated July 31, 2026, for the Properties (collectively, the “Appraisal Reports”). As per the Appraisal Reports, the aggregate appraised value of the Taoyuan Lands is NT$10,948,541 (approximately US$339,048), and the appraised value of the Hualien Property is NT$9,146,467 (approximately US$283,243). Accordingly, the aggregate appraised value of the proposed acquisition is NT$20,095,008 (approximately US$622,291). The U.S. dollar amounts are based on the average exchange rate for July 2026 of NT$32.292 to US$1.00, as published by the Central Bank of the Republic of China (Taiwan).

The Appraisal Reports provide the Board with independent valuations that consider the particular characteristics of each property group and assist the Board in evaluating the proposed acquisition and the reasonableness of the overall consideration. Although the Appraisal Reports provide an independent valuation reference for the Board’s evaluation of the proposed transaction, the final purchase price will be determined through negotiations between the parties and has not yet been finalized.

The Taoyuan Lands are classified under Taiwan land-use regulations as Type-A construction land within a general agricultural zone. Although located within a general agricultural zone, the Taoyuan Lands are designated for construction use rather than agricultural use and may be used for construction or other uses permitted under applicable Taiwan land-use and zoning regulations, subject to any required governmental approvals. As per the Appraisal Reports, portions of the Taoyuan Lands are currently vacant and portions contain structures. The Hualien Property is a first-floor commercial property, together with its associated land interest and one B1 parking space, in a 12-story reinforced-concrete building. The Appraisal Report for Hualien Property identifies the registered use as commercial and states that the exterior condition was normal. Depending on future operational requirements, the Company may use the Hualien Property for administrative, commercial, business-support or other permitted corporate uses.

If the Properties are acquired, the Company will evaluate the appropriate future use and development of the parcels, which may include redevelopment, reconstruction, renovation or other permitted corporate or commercial use, depending upon the Company’s business requirements, applicable zoning and regulatory requirements, financing and final development plans. No definitive development or construction plan has been approved at this time and management reserves the right to use the land as it deems most appropriate for the Company at such time as it is ready to proceed with such use.

Selection and Qualifications of Independent Appraiser

The Company retained ZMRE, an independent Taiwan real estate appraisal firm, to appraise the Properties. ZMRE prepared two separate Appraisal Reports for ABVC, Case Nos. 26ZMTA0260 and 26ZMTA0261, each with a valuation date of July 31, 2026. The Appraisal Reports state that ZMRE and its appraiser acted objectively as an independent third party and had no financial or related-party relationship with the Company, the property owner (Ms. Shuling Jiang) or the parties to the proposed transaction other than the appraisal engagement. The Appraisal Reports were prepared in accordance with Taiwan’s Real Estate Appraiser Act and Real Estate Appraisal Regulations and applicable Taiwan professional appraisal standards.

Appraisal of the Taoyuan Lands

ZMRE’s Appraisal Report, Case No. 26ZMTA0260, covers Fulin Section Parcel Nos. 795 and 810, Longtan District, Taoyuan City. The parcels have an aggregate land area of 139.50 square meters (approximately 42.20 ping) and are classified as Type-A construction land within a general agricultural zone. The Appraisal Report notes that the Taoyuan Lands were externally inspected on July 31, 2026 and that portions of the parcels are vacant while portions contain existing structures.

ZMRE evaluated the land using the comparison approach and land-development analysis approach, after considering title, general market factors, regional factors, property-specific factors, current real estate market conditions and highest and best use. ZMRE determined a value of NT$6,409,794 (approximately US$198,495) for Parcel No. 795 and NT$4,538,747 (approximately US$140,553) for Parcel No. 810, for an aggregate appraised value of NT$10,948,541 (approximately US$339,048). The U.S. dollar amounts are based on the average exchange rate for July 2026 of NT$32.292 to US$1.00, as published by the Central Bank of the Republic of China (Taiwan).

Appraisal of the Hualien Property

ZMRE’s Appraisal Report, Case No. 26ZMTA0261, covers the first-floor commercial real estate unit located at No. 3, Lane 43, Zhongxing Road, Hualien City, together with its associated ownership interest in Minxiang Section Parcel No. 1206 and one B1 ramp-style parking space. The property is located in a reinforced-concrete building with 12 above-ground floors and one basement level and is registered for commercial use.

ZMRE evaluated the property using the comparison, income and cost approaches. The Appraisal Report determined a comparison value of NT$267,848 (approximately US$8,295) per ping  (a “ping” is a unit of area commonly used in Taiwan, equal to approximately 3.3058 square meters or 35.58 square feet) and an income value of NT$261,826 (approximately US$8,108) per ping for the principal commercial property, assigning a 50% weighting to each and arriving at a final unit value of NT$265,000 (approximately US$8,206) per ping. ZMRE determined an appraised value of NT$8,346,467 (approximately US$258,470) for the commercial premises and NT$800,000 (approximately US$24,774) for the parking space, for a total appraised value of NT$9,146,467 (approximately US$283,243). The U.S. dollar amounts are based on the average exchange rate for July 2026 of NT$32.292 to US$1.00, as published by the Central Bank of the Republic of China (Taiwan).

Availability of the Appraisal Report

The full appraisal with all exhibits will be made available for inspection and copying at the Company’s principal executive offices during its regular business hours by any interested stockholder or representative who has been so designated in writing. Although ZMRE authorized the Company to use its appraisal as part of this Proxy Statement, the appraisal states that it is only for the benefit of, and may only be relied upon by, the Company, as the owner of the Properties. For the avoidance of doubt, the Company does not currently own the Properties. Ms. Shuling Jiang is the current owner of the Properties and the proposed seller in the proposed acquisition.

Fairness of Consideration

The Appraisal Reports will serve as the principal independent valuation reference for the Board and the Audit Committee in evaluating the proposed acquisition and shall assist in negotiating the final purchase price, but are not intended, by themselves, to establish the final purchase price of the Properties. To determine the final purchase price, the Board and the Audit Committee will consider the appraised values of the Properties, together with the results of applicable legal, title, zoning, accounting and tax review, the characteristics and permitted uses of the Properties, applicable regulatory requirements under Taiwan law, and the results of final negotiations with the seller. The final purchase consideration and transaction structure is subject to the execution of a definitive acquisition agreement.

Once the final purchase price has been determined and approved, the exact number of shares of Common Stock to be issued as consideration for the Properties will be calculated by dividing the final purchase price by the agreed issuance price per share, which will not be less than $1.00 per share. Accordingly, the number of shares ultimately issued will depend on the final negotiated and approved purchase price and the agreed issuance price per share.

The requested stockholder approval for the issuance of up to 1,600,653 shares of Common Stock represents the maximum issuance authority being sought in connection with the proposed acquisition for purposes of complying with applicable Nasdaq requirements and to provide flexibility in completing the transaction. It does not represent an agreement, commitment or current expectation by the Company to issue the full 1,600,653 shares. The actual number of shares issued, if the proposed acquisition is consummated, may be materially less than such maximum amount and will be determined as described above. See “Reasons for Stockholder Approval” below.

Reason for Stockholder Approval

The parties have determined that the consideration for the proposed acquisition will consist solely of shares of Common Stock and that the issuance price per share will not be less than $1.00 (the ultimate number of shares to be issued at no less than $1 per share is hereinafter referred to as the “Land Consideration”); no cash consideration will be paid. The parties do not intend for the Acquisition to result in a transaction that Nasdaq would deem to be a “change of control” transaction. The parties are still negotiating the final terms of the transaction and therefore the final purchase price and, consequently, the exact number of shares to be issued have not yet been finalized. Ultimately, the number of shares to be issued will be determined based on the final purchase price. Although we do not yet know the final Land Consideration, we want to be prepared to execute the definitive agreement and move on the Properties quickly. To avoid the time and expense of multiple stockholder meetings and to move forward with the acquisition as soon as definitive terms are agreed upon, the Company seeks to obtain stockholder approval now for an amount of Land Consideration over which stockholder approval may be required under applicable Nasdaq Listing Rules.

Under Nasdaq Listing Rule 5635(d), stockholder approval is required prior to the issuance of securities in connection with a transaction, other than a public offering, involving the sale, issuance or potential issuance by the Company of common stock (or securities convertible into or exercisable for common stock) that equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance, at a price that is less than the Minimum Price (the “Nasdaq Limit”). Although the parties do not intend the Land Consideration to exceed 19.99% of the Company’s outstanding shares at the time of the Acquisition, it is possible that the final amount of Land Consideration will exceed the Nasdaq Limit. As a result, the Company is seeking stockholder approval for purposes of complying with Nasdaq Rule 5635(d).

In addition, Nasdaq Listing Rule 5635(a), stockholder approval is required prior to the issuance of securities in connection with (“Acquisition Limit”) (i) the acquisition of the stock or assets of another company if the common stock to be issued has or will have upon issuance voting power equal to or in excess of 20% of the voting power outstanding before the issuance, or the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance or (ii) the acquisition of the stock or assets of another company if any director…of the Company has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the company or assets to be acquired or in the consideration to be paid in the transaction or series of related transactions, and the present or potential issuance of common stock, or securities convertible into or exercisable for common stock, could result in an increase in outstanding common shares or voting power of 5% or more. This is applicable since the seller of the Properties is one of our Board members and has at least 5% interest directly in the Company and the Properties, the potential Land Consideration could result in an increase in outstanding common shares or voting power of 5% or more and since the ultimate Land Consideration may exceed 20% of our shares of Common Stock outstanding at the time of issuance, although that is not intended. As a result, the Company is seeking stockholder approval for purposes of complying with Nasdaq Rule 5635(a).

Therefore, to ensure compliance with Nasdaq Rule 5635(a) and 5635(d) and enable the Company to move as quickly as possible on the acquisition, it is taking a conservative approach and seeking stockholder approval for the Land Consideration now. The Company is not required to obtain stockholder approval for the Acquisition and is not seeking such stockholder approval; the Company is only asking stockholders to approve the maximum potential amount of Land Consideration.

Based on 26,694,476 shares outstanding as of September 14, 2026, the Nasdaq Limit equals 5,338,895 shares of Common Stock. As of September 14, 2026, the Seller owns 3,735,572 shares of Common Stock, which represents approximately 14% of the voting power. To provide flexibility to the Board, we are seeking stockholder approval to issue up to 1,600,653 shares of Common Stock (the “Maximum Consideration”), which if fully issued, will result in the Seller owning approximately 18.86% of the shares of Common Stock outstanding, as of September 14, 2026. The Board does not anticipate issuing the Maximum Consideration to the Seller, however, for purposes of this filing we think it is important to note the Seller’s potential maximum ownership percentage if we issue the Maximum Consideration. Because the final purchase price will be determined in the future, and the Seller’s ownership percentage depends on the number of shares outstanding at such future date, it is possible that the Seller’s ownership percentage may exceed the Nasdaq Limit and Nasdaq may deem the Acquisition to be a change of control under Nasdaq Listing Rule 5635(b). The Company intends to take all steps necessary to ensure that Nasdaq does not deem the Acquisition a change of control transaction, however, since Nasdaq makes that ultimate decision, it may be out of our control. As a result, the Company is also seeking stockholder approval for purposes of complying with Nasdaq Rule 5635(b).

The Maximum Consideration is not tied to the purchase price of the Properties, but rather to, and solely to, the number of shares issuable for which Nasdaq may require the Company obtain stockholder approval. The Maximum Consideration is not indicative of the final purchase price of the Properties and has no bearing on what the final purchase will be. Obtaining stockholder approval for the Maximum Consideration provides the Company with sufficient flexibility to negotiate the final consideration terms of the Acquisition without having to return to the stockholders for additional approval. If we receive stockholder approval for this Proposal No. 3, we will not issue more than the Maximum Consideration as Land Consideration for the Properties. The Board retains the right to issue less than, but not more than the Maximum Consideration.

Subject to stockholder approval of this Proposal and compliance with the applicable Nasdaq Listing Rules and other legal requirements, the Board will have the authority to determine the final purchase price, pricing methodology and transaction structure, as well as the number of securities issuable, and all other terms and conditions of the proposed acquisition that it determines to be in the best interests of the Company and its stockholders.

Obtaining stockholder approval for Proposal No. 3 now would allow the Company to finalize the transaction efficiently once the definitive terms are agreed upon, without requiring an additional stockholder meeting, provided the final transaction remains within the stockholder-approved parameters and all applicable legal and Nasdaq requirements. If this proposal is approved, the Board has the right to determine the final number of shares of Common Stock and the final price per share, so long as the number of shares of Common Stock issued does not exceed the Maximum Consideration and the issuance price per share is not less than $1.00.

No Appraisal Rights or Dissenters’ Rights

Appraisal or dissenters’ rights are statutory rights under the laws of Nevada that enable stockholders who object to certain corporate actions to demand payment of the fair value of their shares. However, appraisal or dissenters’ rights are not available in all circumstances. The Company does not believe that stockholders are entitled to appraisal or dissenters’ rights in connection with the Securities Issuance Proposal.

Vote Required

Proposal No. 3 will be approved if it receives the affirmative vote of a majority of the votes cast at the meeting, whether in person or by proxy.

Recommendation of the Board

The Board unanimously recommends that you vote all of your shares “FOR” the Securities Issuance Proposal described in this Proposal No. 3.

OTHER MATTERS

Our Board knows of no other matter to be presented at the Meeting. If any additional matter should properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their judgment on any such matters.

OTHER INFORMATION

Electronic Delivery Of Future Stockholder Communications

Registered stockholders can further save the Company expense by consenting to receive all future proxy statements, forms of proxy and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please access the website www.proxyvote.com when transmitting your voting instructions and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years. Your choice will remain in effect unless and until you revoke it.

To revoke your decision to receive or access stockholder communications electronically, access the website www.proxyvote.com, enter your current PIN, select “Cancel my Enrollment” and click on the Submit button. After submitting your entry, the Cancel Enrollment Confirmation screen will be displayed. This screen will show your current Enrollment Number. To confirm your enrollment cancellation, click on the Submit button. Otherwise, click on the Back button to return to the Enrollment Maintenance screen. After submitting your entry, the Cancel Enrollment Complete screen will be displayed. This screen will indicate that your enrollment has been cancelled. You may be asked to complete a brief survey to help us understand why you opted out of electronic delivery. You will be sent an e-mail message confirming the cancellation of your enrollment. No further electronic communications will be conducted for your account and your Enrollment Number will be marked as “Inactive.” You may at any time reactivate your enrollment. You will be responsible for any fees or charges that you would typically pay for access to the Internet.

Proxy Solicitation

The solicitation of proxies is made on behalf of the Board and we will bear the cost of soliciting proxies. Proxies may be solicited through the mail and through telephonic or telegraphic communications to, or by meetings with, Stockholders or their representatives by our directors, officers and other employees who will receive no additional compensation therefor. We may also retain a proxy solicitation firm to assist us in obtaining proxies by mail, facsimile or email from record and beneficial holders of shares for the Meeting. If we retain a proxy solicitation firm, we expect to pay such firm reasonable and customary compensation for its services, including out-of-pocket expenses.

We request persons such as brokers, nominees and fiduciaries holding stock in their names for others, or holding stock for others who have the right to give voting instructions, to forward proxy material to their principals and to request authority for the execution of the proxy. We will reimburse such persons for their reasonable expenses.

Delivery of Proxy Materials to Households

Only one copy of this proxy statement and one copy of each of our Periodic Reports are being delivered to multiple registered Stockholders who share an address unless we have received contrary instructions from one or more of the Stockholders. A separate form of proxy and a separate notice of the Meeting are being included for each account at the shared address. Registered Stockholders who share an address and would like to receive a separate copy of our Periodic Reports and/or a separate copy of this proxy statement, or have questions regarding the householding process, may contact the Company’s transfer agent: Vstock Transfer, LLC, by calling (212) 828-8436, or by forwarding a written request addressed to Vstock Transfer, LLC, 18 Lafayette Place, Woodmere, NY 11598. Promptly upon request, a separate copy of our Periodic Reports, and/or a separate copy of this proxy Statement will be sent. By contacting Vstock Transfer, LLC, registered Stockholders sharing an address can also (i) notify the Company that the registered Stockholders wish to receive separate annual reports or quarterly reports to Stockholders, proxy statements and/or Notices of Internet Availability of Proxy Materials, as applicable, in the future or (ii) request delivery of a single copy of annual reports or quarterly reports to Stockholders and proxy statements in the future if registered Stockholders at the shared address are receiving multiple copies.

Many brokers, brokerage firms, broker/dealers, banks, and other holders of record have also instituted “householding” (delivery of one copy of materials to multiple Stockholders who share an address). If your family has one or more “street name” accounts under which you beneficially own shares of our Common Stock, you may have received householding information from your broker, brokerage firm, broker/dealer, bank, or other nominee in the past. Please contact the holder of record directly if you have questions, require additional copies of this proxy statement, Periodic Reports or wish to revoke your decision to household and thereby receive multiple copies. You should also contact the holder of record if you wish to institute householding.

Where You Can Find Additional Information

The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information are available on the SEC’s website at www.sec.gov. Stockholders who have questions in regard to any aspect of the matters discussed in this proxy statement should contact Yvonne Chen at info@ambrivis.com.

Annex A

Form of Proxy Card

ABVC BIOPHARMA, INC.

October 28, 2026

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held at 10:00 a.m. Eastern Time on October 28, 2026
(Record Date – September 14, 2026)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD

The undersigned hereby appoints Uttam Patil, as proxy of the undersigned, with full power to appoint his substitute, and hereby authorizes him to represent and to vote all the shares of stock of ABVC BioPharma, Inc. which the undersigned is entitled to vote, as specified below on this card, at the 2026 Special Meeting of Stockholders of ABVC BioPharma, Inc. to be held virtually on Zoom on October 28, 2026, at 10:00 a.m. Eastern Time, and at any adjournment or postponement thereof.

To attend the virtual Meeting via Zoom, go to:

https://us05web.zoom.us/j/83623299065?pwd=Io3Ww4A8zZPnqaAL62kGsBqYJeXxBb.1

Meeting ID: 836 2329 9065
Passcode: 2XK45A

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD FOR EACH OF THE PROPOSALS. This proxy authorizes the above designated proxy to vote in his discretion on such other business as may properly come before the meeting or any adjournments or postponements thereof to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSALS 1, 2 AND 3

PLEASE SIGN, DATE AND RETURN PROMPTLY, BEFORE 11:59 P.M. EASTERN TIME ON OCTOBER 27, 2026, IN THE ENCLOSED ENVELOPE.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK

PROPOSAL 1: To approve the Company’s 2026 Equity Incentive Plan.

For	Against	Abstain
O	O	O

Annex A-1

PROPOSAL 2: To ratify certain equity awards granted since February 16, 2026.

For	Against	Abstain
O	O	O

PROPOSAL 3: To approve, for purposes of complying with Nasdaq Listing Rules 5635 (a), 5635(b) and 5635(d) (collectively, the “Rules”), the potential issuance of shares of our common stock, $0.001 par value per share (the “Common Stock”) or securities exchangeable for shares of Common Stock, as consideration for the acquisition of certain parcels of land located in Taoyuan and certain real property located in Hualien, Taiwan; specifically, the right to issue up to 1,600,653 shares of Common Stock at a price not less than $1.00 per share (the “Securities Issuance Proposal”).

For	Against	Abstain
O	O	O

Please indicate if you intend to attend this meeting ☐ YES ☐ NO

Signature of Stockholder:
Date:
Name shares held in (Please print):	Account Number (if any):
No. of Shares Entitled to Vote:	Stock Certificate Number(s):

Note:	Please sign exactly as your name or names appear in the Company’s stock transfer books. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.

If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.

If the signer is a partnership, please sign in partnership name by authorized person.

Please provide any change of address information in the spaces below in order that we may update our records:

Address:

Annex A-2

Annex B

ABVC BIOPHARMA, INC.

2026 EQUITY INCENTIVE PLAN

SECTION 1. PURPOSE

The purposes of this 2026 Equity Incentive Plan (the “Plan”) are to encourage selected employees, directors and consultants of ABVC BIOPHARMA, INC. (together with any successor thereto, the “Company”) and its Affiliates (as defined below) to acquire a proprietary interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company’s future success and prosperity, thus enhancing the value of the Company for the benefit of its stockholders, and to enhance the ability of the Company and its Affiliates to attract and retain exceptionally qualified individuals upon whom, in large measure, the sustained progress, growth and profitability of the Company depend.

SECTION 2. DEFINITIONS

As used in the Plan, the following terms shall have the meanings set forth below:

(a)	“Affiliate” shall mean (i) any entity that, directly or through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, as determined by the Board of Directors (the “Board”) or the Committee.

(b)	“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent, or Other Stock-Based Award granted under the Plan.

(c)	“Award Agreement” shall mean any written agreement, contract, or other instrument or document evidencing any Award granted under the Plan.

(d)	“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(e)	“Consultant” shall mean a consultant or adviser who provides bona fide services to the Company or an Affiliate as an independent contractor. Service as a consultant shall be considered employment for all purposes of the Plan, except for purposes of satisfying the requirements of Incentive Stock Options.

(f)	“Committee” shall mean a committee of not fewer than two members, each of whom is a member of the Board and all of whom are disinterested persons, as contemplated by Rule 16b-3 (“Rule 16b-3”) promulgated under the Securities Exchange Act of 1934, as amended (“Exchange Act”) and each of whom is an outside director for purposes of Section 162(m) of the Code, acting in accordance with the provisions of Section 3, designated by the Board to administer the Plan.

(g)	“Dividend Equivalent” shall mean any right granted under Section 6(e) of the Plan.

(h)	“Employee” shall mean any employee of the Company or of any Affiliate.

(i)	“Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other Securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Board or the Committee.

Annex B-1

(j)	“Incentive Stock Option” shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code, or any successor provision thereto.

(k)	“Non-Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

(l)	“Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

(m)	“Other Stock-Based Award” shall mean any right granted under Section 6(f) of the Plan.

(n)	“Participant” shall mean any person that renders bona fide services to the Company (including, without limitation, the following: a person employed by the Company or an Affiliate in a key capacity; an officer or director of the Company; a person engaged by the Company as a consultant; or a lawyer, law firm, accountant or accounting firm) who receives an Award under the Plan.

(o)	“Performance Award” shall mean any right granted under Section 6(d) of the Plan.

(p)	“Person” shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.

(q)	INTENTIONALLY LEFT BLANK

(r)	“Released Securities” shall mean shares of Restricted Stock as to which all restrictions imposed by the Board or the Committee have expired, lapsed, or been waived.

(s)	“Restricted Stock” shall mean any Share granted under Section 6(c) of the Plan.

(t)	“Restricted Stock Unit” shall mean any right granted under Section 6(c) of the Plan that is denominated in Shares.

(u)	“Shares” shall mean the shares of common stock of the Company, $0.001 par value per share, and such other securities or property as may become the subject of Awards, or become subject to Awards, pursuant to an adjustment made under Section 4(b) of the Plan.

(v)	“Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.

Annex B-2

SECTION 3. ADMINISTRATION

The Plan shall be administered by the Board; provided however, that the Board may delegate such administration to the Committee.

Subject to the provisions of the Plan, the Board and/or the Committee shall have authority to (a) determine the type or types of Awards to be granted to each Participant under the Plan; (b) determine the number of Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards; (c) determine the terms and conditions of any award; (d) determine the time or times when each Award shall become exercisable and the duration of the exercise period; (e) determine whether, to what extent, and under what circumstances Awards may be settled in or exercised for cash, Shares, other securities, other Awards, or other property, or canceled, forfeited, or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (f) determine whether, to what extent, and under what circumstances cash, shares, other securities, other Awards, other property, and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Board or the Committee; (g) construe and interpret the Plan; (h) promulgate, amend and rescind rules and regulations relating to its administration, and correct defects, omissions and inconsistencies in the Plan or any Award; (i) consistent with the Plan and with the consent of the Participant, as appropriate, amend any outstanding Award or amend the exercise date or dates; (j) determine the duration and purpose of leaves of absence which may be granted to Participants without constituting termination of their employment for the purpose of the Plan; and (k) make all other determinations necessary or advisable for the Plan’s administration. The Board and the Committee’s interpretation and construction of any provisions of the Plan or of any Award shall be conclusive and final. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award.

In the case of any Award that is intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code, once the Award is made, neither the Board nor Committee shall have discretion to increase the amount of compensation payable under the Award that would otherwise be due upon attainment of the performance goal.

SECTION 4. SHARES AVAILABLE FOR AWARDS

(a)	SHARES AVAILABLE. Subject to adjustment as provided in Section 4(b):

(i)	CALCULATION OF NUMBER OF SHARES AVAILABLE. The number of Shares available for granting Awards under the Plan shall be equal to (i) 1,169,201 plus fifteen percent (15%) of the number of shares of Common Stock issued and outstanding on the date this Plan is effective and (ii) as of January 1 of each year, commencing with the year 2027 and ending on the last year this Plan is effective, an additional number of shares equal to 5% of the total number of shares of Common Stock issued and outstanding on the immediately preceding December 31, shall be automatically added to the then number of shares available for issuance (such 5% being hereinafter referred to as the “2026 Evergreen Provision”). For the avoidance of doubt, on each January 1, the number of shares available for granting Awards under the Plan shall be equal to the number of shares of Common Stock available for issuance pursuant to this Plan as of the immediately preceding December 31, plus the number of shares equal to the 2026 Evergreen Provision. Further, if, after the effective date of the Plan, any Shares covered by an Award granted under the Plan or to which such an Award or award relates, are forfeited, or if an Award or award otherwise terminates without the delivery of Shares or of other consideration, then the Shares covered by such Award or award, or to which such Award or award relates, or the number of Shares otherwise counted against the aggregate number of Shares available under the Plan with respect to such Award or award, to the extent of any such forfeiture or termination, shall again be, or shall become, available for granting Awards under the Plan. Notwithstanding the foregoing, to the extent that the aggregate Fair Market Value of the Shares (determined at the time of grant) with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company or Affiliates) exceeds one hundred thousand dollars ($100,000, or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Non-Qualified Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

Annex B-3

(ii)	ACCOUNTING FOR AWARDS. For purposes of this Section 4,

(A)	if an Award (other than a Dividend Equivalent) is denominated in Shares, the number of Shares covered by such Award, or to which such Award relates, shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan; and

(B)	Dividend Equivalents and Awards not denominated in Shares shall not be counted against the aggregate number of Shares available for granting Awards under the Plan.

(iii)	SOURCES OF SHARES DELIVERABLE UNDER AWARDS. Any shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of Treasury Shares.

(b)	ADJUSTMENTS. In the event that the Board or the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, purchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Board or the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Board or the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) which thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, (iii) the number and type of Shares (or other securities or property) specified as the annual per-participant limitation under Section 6(g)(vi), and (iv) the grant, purchase, or exercise price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, in each case, that with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Code or any successor provision thereto; and provided, further, however, that the number of Shares subject to any award denominated in Shares shall always be a whole number.

SECTION 5. ELIGIBILITY

Any Employee, Director or Consultant shall be eligible to receive Awards under the Plan. The Board shall approve any Awards granted to members of the Committee.

SECTION 6. AWARDS

(a)	OPTIONS. The Board and the Committee are hereby authorized to grant Options with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Board or the Committee shall determine:

(i)	EXERCISE PRICE. The exercise price per Share of each Option shall be determined by the Board or the Committee; provided, however, that such exercise price per Share under any Incentive Stock Option shall not be less than 100% (110% in the case of a “10-percent shareholder as such term is used in Section 422(c)(5) of the Code) of the Fair Market Value of a Share on the date of grant of such Incentive Stock Option.

(ii)	OPTION TERM. The term of each Option shall be fixed by the Board or the Committee, provided that no Incentive Stock Option shall have a term greater than 10 years (5 years in the case of a “10-percent shareholder) as such term is used in Section 422(c)(5) of the Code).

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(iii)	TIME AND METHOD OF EXERCISE. The Board or the Committee shall determine the time or times at which an Option may be exercised in whole or in part, and the method or methods by which, cash, property, securities (including options issued under the Plan), or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

(iv)	GRACE PERIOD. Except as otherwise determined by the Board or the Committee, upon termination of employment (as determined under criteria established by the Board or the Committee) for any reason during the term of an Option, the employee has 60 days after termination to exercise options vested as of the date of termination.

(v)	INCENTIVE STOCK OPTIONS. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder.

(b)	STOCK APPRECIATION RIGHTS. The Board and the Committee are hereby authorized to grant Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of (1) the Fair Market Value of one Share on the date of exercise or, if the Board or the Committee shall so determine in the case of any such right other than one related to any Incentive Stock Option, at any time during a specified period before or after the date of exercise over (2) the grant price of the right as specified by the Board or the Committee. Subject to the terms of the Plan, the grant price, term, methods of exercise, methods of settlement, and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Board or the Committee. The Board and the Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

(c)	RESTRICTED STOCK AND RESTRICTED STOCK UNITS.

(i)	ISSUANCE. The Board and the Committee are hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units.

(ii)	RESTRICTIONS. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Board or the Committee may impose (including, without limitation, any limitation on the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Board or the Committee may deem appropriate.

(iii)	REGISTRATION. Any Restricted Stock granted under the Plan may be evidenced in such manner as the Board or the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

(iv)	FORFEITURE. Except as otherwise determined by the Board or the Committee, upon termination of employment (as determined under criteria established by the Board or the Committee) for any reason during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units still, in either case, subject to restriction shall be forfeited and reacquired by the Company; provided, however, that the Board or the Committee may, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units. Unrestricted Shares, evidenced in such manner as the Board or the Committee shall deem appropriate, shall be delivered to the Participant promptly after such Restricted Stock shall become Released Securities.

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(d)	PERFORMANCE AWARDS. The Board and the Committee are hereby authorized to grant Performance Awards. Subject to the terms of the Plan, a Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock), other securities, other Awards, or other property and (ii) shall confer on the holder thereof rights valued as determined by the Board or the Committee and payable to, or exercisable by, the holder of the Performance Award, in whole or in part, upon the achievement of such performance goals during such performance periods as the Board or the Committee shall establish. Subject to the terms of the Plan and any applicable Award Agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Board or the Committee. The goals established by the Board or the Committee shall be based on any one, or combination of, earnings per share, return on equity, return on assets, total shareholder return, net operating income, cash flow, revenue, economic value added, increase in Share price or cash flow return on investment, or any other measure the Board or the Committee deems appropriate. Partial achievement of the goal(s) may result in a payment or vesting corresponding to the degree of achievement.

(e)	DIVIDEND EQUIVALENTS. The Board and the Committee are hereby authorized to grant Awards under which the holders thereof shall be entitled to receive payments equivalent to dividends or interest with respect to a number of Shares determined by the Board or the Committee, and the Board and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested. Subject to the terms of the Plan, such Awards may have such terms and conditions as the Board or the Committee shall determine.

(f)	OTHER STOCK-BASED AWARDS. The Board and the Committee are hereby authorized to grant such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Board or the Committee to be consistent with the purposes of the Plan, provided, however, that such grants must comply with applicable law. Subject to the terms of the Plan, the Board or the Committee shall determine the terms and conditions of such Awards.

(g)	GENERAL.

(i)	NO CASH CONSIDERATION FOR AWARDS. Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

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(ii)	AWARDS MAY BE GRANTED SEPARATELY OR TOGETHER. Awards may, in the discretion of the Board or the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate, may be granted either at the same time or at a different time from the grant of such other Awards or awards.

(iii)	FORMS OF PAYMENT UNDER AWARDS. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise, or payment of an Award may be made in such form or forms as the Board or the Committee shall determine, including, without limitation, cash, Shares, other securities other Awards, or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Board or the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents in respect of installment or deferred payments.

(iv)	LIMITS ON TRANSFER OF AWARDS. No Award (other than Released Securities), and no right under any such Award, shall be assignable, alienable, saleable, or transferable by a Participant otherwise than by will or by the laws of descent and distribution; provided, however, that, if so determined by the Board or the Committee, a Participant may, in the manner established by the Board or the Committee, (a) designate a beneficiary or beneficiaries to exercise the rights of the Participant, and to receive any property distributable, with respect to any Award upon the death of the Participant or (b) transfer any Award other than an Incentive Stock Option for bona fide estate planning purposes. Each Award, and each right under any Award, shall be exercisable, during the Participant’s lifetime, only by the Participant, a permitted transferee or, if permissible under applicable law, by the Participant’s guardian or legal representative. No Award (other than Released Securities), and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

(v)	TERM OF AWARDS. The term of each Award shall be for such period as may be determined by the Board or the Committee; provided, however, that in no event shall the term of any Incentive Stock Option exceed a period of ten years from the date of its grant.

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(vi)	PER-PERSON LIMITATION ON AWARDS. The number of Shares with respect to which Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and other Awards may be granted under the Plan to an individual Participant in any one fiscal year of the Company shall not exceed 2% of the outstanding Shares, subject to adjustment as provided in Section 4(b). The maximum fair market value of payments to an individual Participant under Performance Awards in any one fiscal year of the Company shall not exceed $1,000,000.

(vii)	SHARE CERTIFICATES. All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Board or the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable federal or state securities laws, and the Board or the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

SECTION 7. AMENDMENT AND TERMINATION

Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

(a)	AMENDMENTS TO THE PLAN. The Board may amend, alter, suspend, discontinue, or terminate the Plan, including, without limitation, any amendment, alteration, suspension, discontinuation, or termination that would impair the rights of any Participant, or any other holder or beneficiary of any Award theretofore granted, without the consent of any share owner, Participant, other holder or beneficiary of an Award, or other Person.

(b)	AMENDMENTS TO AWARDS. The Board and the Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue, or terminate, any Awards theretofore granted, prospectively or retroactively, without the consent of any Participant, other holder or beneficiary of an Award.

(c)	ADJUSTMENTS OF AWARDS UPON THE OCCURRENCE OF CERTAIN UNUSUAL OR NONRECURRING EVENTS. Except as provided in the following sentence, the Board and the Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(b) hereof) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Board or the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits to be made available under the Plan. In the case of any Award that is intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code, neither the Board nor the Committee shall have authority to adjust the Award in any manner that would cause the Award to fail to meet the requirements of Section 162(m).

(d)	CORRECTION OF DEFECTS, OMISSIONS, AND INCONSISTENCIES. The Board and the Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

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SECTION 8. GENERAL PROVISIONS

(a)	NO RIGHTS TO AWARDS. No Employee, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees, Directors, Consultants, other holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient.

(b)	DELEGATION. The Board and the Committee may delegate to one or more officers or managers of the Company or any Affiliate, or a committee of such officers or managers, the authority, subject to such terms and limitations as the Board or Committee shall determine, to grant Awards to, or to cancel, modify, waive rights with respect to, alter, discontinue, suspend, or terminate Awards held by Employees, Consultants, or other holders or beneficiaries of Awards under the Plan who are not officers or directors of the Company for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, and who also are not “covered employees” for purposes of Section 162(m) of the Code.

(c)	WITHHOLDING. The Company or any Affiliate shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan the amount (in cash, Shares, other securities, other Awards, or other property) of withholding taxes due in respect of an Award, its exercise, or any payment or transfer under such Award or under the Plan and to take such other action as may be necessary in the opinion of the Company or Affiliate to satisfy all obligations for the payment of such taxes.

(d)	NO LIMIT ON OTHER COMPENSATION ARRANGEMENTS. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(e)	NO RIGHT TO EMPLOYMENT. The grant of an Award shall not be construed as giving a Participant the right to remain an employee, director or consultant of the Company or any Affiliate. Further, the Company or an Affiliate may at any time terminate the service of any employee, director or consultant, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

(f)	GOVERNING LAW. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Nevada and applicable federal law.

(g)	SEVERABILITY. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Board or the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Board or the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

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(h)	NO TRUST OR FUND CREATED. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(i)	NO FRACTIONAL SHARES. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Board and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Share, or whether such fractional Shares of any rights thereto shall be canceled, terminated, or otherwise eliminated.

(j)	HEADINGS. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

SECTION 9. EFFECTIVE DATE OF THE PLAN

Subject to the approval of the stockholders of the Company, the Plan shall be effective June 30, 2026 (the “Effective Date”); provided, however, that to the extent that Awards are granted under the Plan before its approval by stockholders, the Awards will be contingent on approval of the Plan by the stockholders of the Company at an annual meeting, special meeting, or by written consent.

SECTION 10. TERM OF THE PLAN

No Award shall be granted under the Plan more than 10 years after the Effective Date. However, unless otherwise expressly provided in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Board and the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.

The foregoing 2026 Equity Incentive Plan was duly adopted and approved by the Board of Directors on June 30, 2026.

ABVC BIOPHARMA, INC.,

By

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